UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 28, 2008 (November 25, 2008)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 ( I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          As previously reported, on October 22, 2008, Michael W. Brennan resigned as President and Chief Executive Officer and as a member of the Board of Directors of First Industrial Realty Trust, Inc. (the “Company”), and on November 21, 2008, David P. Draft resigned as Executive Vice President — Operations of the Company.
          On November 25, 2008, the Company and Mr. Draft entered into a Separation and Release Agreement (the “Draft Separation Agreement”) and on November 26, 2008, the Company and Mr. Brennan entered into a Separation and Release Agreement (the “Brennan Separation Agreement”). The agreements set forth the terms of Mr. Draft’s and Mr. Brennan’s respective departures from the Company.
          Under the Draft Separation Agreement, which was made effective as of the date of Mr. Draft’s resignation, Mr. Draft will receive, among other things, a lump sum payment in the amount of $1,417,061 and continuing coverage under the Company’s health plans for three years. All shares of restricted stock owned by Mr. Draft became vested on November 21, 2008. As a condition of receiving the benefits provided by the Draft Separation Agreement, Mr. Draft entered into a mutual release agreement with the Company. Consistent with his employment agreement, through November 21, 2009, Mr. Draft will be subject to restrictive covenants with respect to confidentiality and his ability to compete with, or solicit employees of, the Company.
          Under the Brennan Separation Agreement, which was made effective as of the date of Mr. Brennan’s resignation, Mr. Brennan will receive, among other things, a lump sum payment in the amount of $4,641,206 and continuing coverage under the Company’s health plans for two years. All shares of restricted stock owned by Mr. Brennan became vested on October 22, 2008. As a condition of receiving the benefits provided by the Brennan Separation Agreement, Mr. Brennan entered into a mutual release agreement with the Company. Consistent with his employment agreement, through October 22, 2009, Mr. Brennan will be subject to restrictive covenants with respect to confidentiality and his ability to compete with, or solicit employees of, the Company.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Separation and Release Agreement between First Industrial Realty Trust, Inc. and David P. Draft dated November 25, 2008

10.2	Separation and Release Agreement between First Industrial Realty Trust, Inc. and Michael W. Brennan dated November 26, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Accounting Officer (Principal Accounting Officer)

Date: November 28, 2008